Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	J. Raymond Bilbao
President, Chief Operating
Officer & Secretary
(972) 301-2000 www.remotedynamics.com
Remote Dynamics Notified by NASDAQ of Failure to Comply with Marketplace Rule 4310(c)(2)(B) Continued Listing Requirements
RICHARDSON, Texas (Jan. 30, 2006) — Remote Dynamics, Inc. (NASDAQ: REDI), a leading provider of telematics-based management solutions for commercial fleets, today announced that on Jan. 24, 2006, the company received a NASDAQ Staff Deficiency Letter from the NASDAQ Listing Qualifications Department indicating that the Company no longer complied with NASDAQ Marketplace Rule 4310(c)(2)(B) based on the company’s filing of its Form 10-Q for the fiscal period ended November 30, 2005 which reported that the company’s stockholders’ equity was below the $2.5 million minimum stockholders’ equity requirement set forth in Marketplace Rule 4310(c)(2)(B).
          The Staff indicated that it was currently reviewing the company’s eligibility for continued listing on The Nasdaq Capital Market and requested that the company provided to the Staff on or before Feb. 8, 2006 its specific plan to achieve and sustain compliance with Nasdaq’s listing requirements, including the time frame for completion of the plan. The Staff further indicated that it would review the company’s plan, and if the plan did not adequately address the company’s compliance issues, the Staff would issue written notice to the company that its securities would be delisted from The Nasdaq Capital Market. Upon receipt of the written delisting notice, the company would have the right to appeal the Staff’s determination to a Listing Qualifications Panel, which would stay the effectiveness of the delisting prior to a decision being rendered by the Panel.
About Remote Dynamics:
Remote Dynamics, Inc. [NASDAQ: REDI] provides patented state-of-the-art mobile resource management solutions that contribute to higher customer revenues, enhanced operator efficiency and improved cost control. Combining GPS and wireless telematics with supply chain management, the company’s solutions improve mobile worker productivity through real-time position and route reporting, as well as exception-based reporting that analyzes mobile workforce inefficiencies for operational optimization. More information about Remote Dynamics is available online at http://www.remotedynamics.com.
Legal notice to investors: Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company “expects,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements generally involve known and unknown risks, uncertainties and other facts, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: ability to regain and maintain compliance with NASDAQ listing requirements; acceptance of new product offerings; ability to successfully implement a channel partner strategy; ability to successfully integrate mobile resource management products with customer’s existing logistics management systems; ability to achieve sales projections; ability to achieve and maintain margins during periods of rapid expansion; availability of capital to fund expansion and change in business model to recurring revenue model; ability to attract and retain qualified sales personnel; market conditions; general economic and business conditions; business abilities and judgment of management and personnel; changes in business strategy and competition. For a listing of risks applicable to the future prospects of the company, please refer to the reports filed with the SEC, such as recent 10-K and 10-Q Reports.
“Remote Dynamics,” is a federally registered service mark of Remote Dynamics, Inc. “REDIview,” “REDIpartner” and their associated logotypes are trademarks and service marks of Remote Dynamics, Inc. © Remote Dynamics, Inc. All rights reserved.
###
(REDI371)